FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 4, 2005 (April 28, 2005)

                              CH Energy Group, Inc.
             (Exact name of registrant as specified in its charter)

 NEW YORK                         0-30512                            14-1804460
 ----------------------        ------------------             -----------------
 State or other            (Commission File Number)             (IRS Employer
 jurisdiction of                                                 Identification
 incorporation)                                                         Number)

               284 South Avenue, Poughkeepsie, New York 12601-4879 (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 452-2000

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

         On April 28, 2005, the Compensation Committee of the Board of Directors of CH Energy Group, Inc. (the "Corporation") approved the form of performance share agreement for the award cycle starting January 1, 2005, and ending December 31, 2007 (the "Award Cycle"). The performance shares were granted under the Corporation's Long-Term Performance-Based Incentive Plan (the "LTIP") to the Corporation's named executive officers and other officers.

         The form of performance share agreement provides that each executive is entitled to receive a number of shares of the Corporation's common stock based on the Corporation's achievement of two equally weighted performance goals during the Award Cycle, which goals were established by the Compensation Committee on March 17, 2005, and approved by the Board of Directors on March 24, 2005. The first performance goal is based on the Corporation's percentage growth in earnings per share during the Award Cycle as compared to the percentage growth in earnings per share of the companies in the Edison Electric Institute Index of combination natural gas and electric investor-owned utilities (the "EEI Index") during the same period. The second performance goal is based on the average of the Corporation's annual dividend yield on book value during the Award Cycle as compared to the average of the annual dividend yield on book value of the companies in the EEI Index during the same period. The number of shares earned and paid will range, according to the level of performance achieved, from 0% to 150% of the performance shares granted. Cash dividends paid on the performance shares during the Award Cycle will be reinvested in additional performance shares, subject to the Corporation's attainment of the performance goals described above.

         The form of performance share agreement provides that an executive's right to receive the performance shares and associated reinvested dividends will be forfeited if he or she terminates employment with the Corporation and its affiliates for any reason (other than his or her retirement) during the Award Cycle or before the performance goals are satisfied. If, however, an executive retires during the Award Cycle, he or she is entitled to receive a pro-rated amount of performance shares based on his or her length of employment during the Award Cycle and on the Corporation's performance from the beginning of the Award Cycle through the end of the calendar quarter last completed prior to the executive's retirement.

         The performance share agreements for the 2004-2006 award cycle extended the retirement provision described in the preceding paragraph only to executives who retired before June 30, 2006. At the meeting on April 28, 2005, the Compensation Committee approved an amendment to the 2004-2006 performance share agreements to provide that the provision for pro-rated amounts of performance shares applies if the executive retires at any time during the 2004-2006 award cycle.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CH ENERGY GROUP, INC.
                                                    (Registrant)


                                                    /s/ Donna S. Doyle
                                           By: -----------------------------
                                                 DONNA S. DOYLE
                                                 Vice President - Accounting and
                                                 Controller

Dated:  May 4, 2005